UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2024

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RCMT	The NASDAQ Stock Market LLC

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2024, RCM Technologies, Inc. (the “Company”), filed a Certificate of Amendment to the Articles of Incorporation of the Company with the Department of State of the State of Nevada to correct the name of the Company as it appeared in the Articles of Incorporation from “R C M Technologies, Inc.” to “RCM Technologies, Inc.” The only change implemented by the Certificate of Amendment was to remove the spaces in “R C M.” The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

•	On March 29, 2024, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”), pursuant to which the Company may sell, from time to time, at its option, up to $50,000,000 in aggregate principal amount of an indeterminate amount of shares (the “Shares”) of the Company’s common stock, par value $0.05 per share, through the Agent, as the Company’s sales agent.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold (i) by methods deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or in negotiated transactions, if authorized by the Company, and (ii) pursuant to, and only upon the effectiveness of, a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on March 29, 2024 for an offering of up to $100,000,000 of various securities, including shares of the Company’s common stock, preferred stock, warrants, rights and/or units for sale to the public in one or more public offerings (the “Registration Statement”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

•	On March 29, 2024, the Board of Directors of the Company approved a new program to repurchase shares of the Common Stock constituting, in the aggregate with amounts remaining under the existing repurchase authorization, up to an amount not to exceed $50.0 million. The program is designed to provide the Company with enhanced flexibility over the long term to optimize its capital structure. Shares of the Common Stock may be repurchased in the open market or through negotiated transactions. The program may be terminated or suspended at any time at the discretion of the Company. The Company may in the future enter into a Rule 10b5-1 trading plan to effect a portion of the authorized purchases, if criteria set forth in the plan are met. Such a plan would enable the Company to repurchase its shares during periods outside of its normal trading windows, when the Company typically would not be active in the market.

The time of purchases and the exact number of shares to be purchased will depend on market conditions. The repurchase program does not include specific price targets or timetables and may be suspended or terminated at any time. The Company intends to finance the purchases using available working capital and capacity from the Company’s revolving line of credit

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name

1.1	At Market Issuance Sales Agreement by and between RCM Technologies, Inc. and B. Riley Securities, Inc., dated as of March 29, 2024.
3.1	Certificate of Amendment to Articles of Incorporation, dated March 27, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: March 29, 2024